EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of Oneida Ltd. (the “Company”) on Form 10-Q for the period ending April 29, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Terry G. Westbrook, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ TERRY G. WESTBROOK

Terry G. Westbrook President and Chief Executive Officer (Through May 31, 2006) September 14, 2006